Exhibit 2.0

Agreement and Plan of Reorganization

This Agreement and Plan of Reorganization (“the Agreement”), dated as of the 18th day of August, 2005, by and between Turinco, Inc, a Nevada corporation (“TURINCO”) and Arvana Networks, Inc., a Barbados corporation (“ARVANA”) and those certain shareholders of ARVANA (“Shareholders”) identified on Exhibit A, with reference to the following:

A.

TURINCO is a Nevada corporation organized on June 16, 1977 under the laws of the State of Nevada.  TURINCO has authorized capital stock of 100,000,000 common shares and no preferred shares, $.001 par value, of which 9,286,000 common shares, are issued and outstanding and no preferred shares are issued and outstanding;

B.

ARVANA is a privately held corporation organized under the laws of Barbados on January 5, 2005 and ARVANA has authorized capital stock of unlimited common shares, no stated par value, of which 4,500,000 shares are issued and outstanding;

C.

The respective Boards of Directors of TURINCO and ARVANA have deemed it advisable and in the best interests of TURINCO and ARVANA that ARVANA be acquired by TURINCO, pursuant to the terms and conditions set forth in this Agreement;

D.

TURINCO and ARVANA propose to enter into this Agreement which provides among other things that 100% of the outstanding shares of ARVANA be acquired by TURINCO, in exchange for 4,500,000 shares of TURINCO and such additional items as more fully described in the Agreement; and

E.

The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Article

THE ACQUISITION

1.1

 The Shareholders hereby sell, and TURINCO hereby purchases, 4,500,000 common shares of ARVANA, which represents 100% of the outstanding shares of ARVANA, in exchange for 4,500,000 restricted common shares of TURINCO (the “Shares”).  The Shares of ARVANA exchanged and the Shares of TURINCO issued in this transaction shall be exchanged and issued as set forth in Exhibit A to this Agreement which number of Shares are incorporated herein by reference.

1.2

Concurrent with the execution of this Agreement, the ARVANA shareholders listed in Exhibit A will deliver a deed of transfer for the shares of ARVANA listed in Exhibit A, duly endorsed so as to make TURINCO the sole holder thereof, and TURINCO shall issue a letter to the transfer agent of TURINCO with a copy of the resolution of the Board of Directors of TURINCO authorizing and directing the issuance of TURINCO shares as set forth on Exhibit A to this Agreement.

1.3

Each Shareholder confirms that they are transferring their shares of ARVANA to TURINCO, free and clear of all claims and encumbrances.

1.4

Following the issuance of TURINCO shares to the Shareholders, there will be a total of 13,786,000 common shares, $.001 par value, issued and outstanding in TURINCO and no preferred shares will be issued and outstanding, and ARVANA will be a wholly owned subsidiary of TURINCO.

1.5

Due to the fact that ARVANA will receive shares of TURINCO common stock in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of TURINCO will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that such registration is not required.

1.6

Each Shareholder confirms that they understand that the TURINCO shares are being issued in reliance on the exemption provided in Section 4(2) of the 1933 Act and confirms they will, within 30 days of the date of this Agreement, deliver an investment letter in substantially the form set out in Exhibit B.  Until such time as the investment letter is delivered, TURINCO may retain the certificates for the shares issued to the Shareholder and may also cancel such shares, for no consideration, if the letter is not received within 90 days of the date of this Agreement.

1.7

As soon as practicable hereafter, three nominees of ARVANA will be appointed to the Board of Directors of TURINCO to fill current vacancies, making the Board of Directors of TURINCO a body of five directors.

2. Article

ESCROW OF SHARES

2.1

As set out in Exhibit C, certain of the Shareholders have agreed to escrow with TURINCO the common shares of TURINCO issued to them for the periods set out in Exhibit C.  If a Shareholder (the “Departing Shareholder”) who has deposited shares into escrow is not employed by or providing services to TURINCO or an affiliate on a scheduled release date, then the Departing Shareholder surrenders all rights to the common shares still in escrow and agrees to the transfer of those shares, for consideration of $0.001 per share, to any person designated by Altaf Nazerali. The Departing Shareholder hereby irrevocably nominates Altaf Nazerali as the attorney of the Departing Shareholder to complete any shares transfer under this section.

3. Article

 REPRESENTATIONS AND WARRANTIES OF TURINCO

3.1

TURINCO hereby represents and warrants to ARVANA and each Shareholder as follows:

(a)

TURINCO delivers to ARVANA, concurrent with the execution of this Agreement,  each of the following:

(1)

Financial Statements.  Audited financial statements of TURINCO including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the fiscal years ended December 2003 and 2004, and unaudited financial statements of TURINCO including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from the six month periods ended June 30, 2005 and 2004, in each case prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of TURINCO at the dates thereof.  (Schedule A)

(2)

Property.  An accurate list and description of all property, real or personal, owned by TURINCO of a value equal to or greater than $1,000.00.  (Schedule B.)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule B (Schedule C.) together with a complete and accurate list of all debts, liabilities and obligations of TURINCO incurred or owing as of the date of this Agreement.  (Schedule C.1.)

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which TURINCO is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by TURINCO (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004, or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule D.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of TURINCO for the repayment of borrowed money, including a listing thereof. (Schedule E.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule F.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of TURINCO together with all amendments thereto to the date hereof.  (Schedule G.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of TURINCO (as certified by TURINCO’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of TURINCO (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.  (Schedule H.)

(9)

Officers and Directors.  A complete and current list of all Officers and Directors of TURINCO. (Schedule I.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary for each present employee of TURINCO who received $1,000.00 or more in aggregate compensation from TURINCO whether in salary, bonus or otherwise, during the year 2004, or who is presently scheduled to receive from TURINCO a salary in excess of $1,000.00 during the fiscal year ending December 31, 2005, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  All such employees are “at will” employees of TURINCO. (Schedule J.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of TURINCO threatened, which may materially and adversely affect TURINCO.  (Schedule K.)

(12)

Tax Returns.  Accurate copies of all Federal and State tax returns for TURINCO for the last five fiscal years.  (Schedule L.)

(13)

Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by TURINCO under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last two fiscal years.  (Schedule M.)

(14)

Banks.  A true and complete list, as of the date of this Agreement, showing (1) the name of each bank in which TURINCO has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule N.)

(15)

Jurisdictions Where Qualified.  A list of all jurisdictions wherein TURINCO is qualified to do business and is in good standing, including a copy of all certificates of good standing or existence, as applicable, that such jurisdictions shall have issued no later than 30 days prior to the date of this Agreement.  (Schedule O.)

(16)

Subsidiaries.  A complete list of all subsidiaries of TURINCO.  (Schedule P.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which TURINCO has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of TURINCO, if any. (Schedule Q.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which TURINCO may have, other than those listed in the schedule on Union Matters.  (Schedule R.)

(19)

Employee Benefit Plans.  Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of TURINCO in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule S.)

(20)

Insurance Policies.  A complete and accurate list and a description of all material insurance policies naming TURINCO as an insured or beneficiary or as a loss payable payee or for which TURINCO has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by TURINCO regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming TURINCO as beneficiary covering the business activities of TURINCO.  (Schedule T.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of TURINCO, including presently effective contracts of TURINCO  accounting for the principal revenues of TURINCO, indicating the dollar amounts of gross income of each such customer for the period ended December 31, 2004 (including but not limited to subscribers to the services or materials or publications of TURINCO for the previous two calendar years).  (Schedule U.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of TURINCO.  (Schedule V.)

(b)

Organization, Standing and Power.  TURINCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

(c)

Qualification.  TURINCO is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts its business operations where in each jurisdiction the failure to qualify would have a material adverse effect on TURINCO or its business operations.

(d)

Capitalization of TURINCO.  The authorized capital stock of TURINCO consists of 100,000,000 shares of Common Stock and no shares of Preferred Stock, of which the only shares issued and outstanding shall be common shares issued to shareholders listed on Schedule H, which shares were duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant registration or qualification provisions of state securities laws or pursuant to valid exemptions therefrom.  There are no preemptive rights with respect to the TURINCO stock.  There is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of TURINCO.

(e)

Authority.  The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of TURINCO.  This Agreement constitutes the valid and binding obligation of TURINCO enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by TURINCO and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of TURINCO's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, contract, note, bond, court order or instrument to which TURINCO is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  TURINCO has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule A or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.  As of the Closing, TURINCO shall have no assets or liabilities other than those resulting from the acquisition of ARVANA.

(g)

Absence of Changes.  Since June 30, 2005 there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties, earnings, business or prospects of TURINCO.

(h)

Tax Matters.  All taxes and other assessments and levies which TURINCO is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by TURINCO in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in herein include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by TURINCO income or business prior to the Closing Date.  Further, TURINCO has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, Etc.  Except as otherwise described in Schedule H, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which TURINCO or its shareholders are a party or by which TURINCO or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of TURINCO or any securities representing the right to purchase or otherwise receive any such capital stock of TURINCO.  TURINCO has not declared and is not otherwise obligated to pay, any dividends, whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule C, TURINCO is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules D and E, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which TURINCO is a party are valid and in full force and effect on the date hereof, and TURINCO has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of TURINCO.

(l)

Legal Proceedings, Etc. Except as set forth in Schedule K, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either TURINCO or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of TURINCO.  TURINCO has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of TURINCO and except as set forth in Schedule K, TURINCO is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of TURINCO.

(n)

Brokers and Finders.  TURINCO shall be solely responsible for payment to any broker or finder retained by TURINCO for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein. TURINCO has not agreed to pay any fees or commissions to any party.

(o)

Accuracy of Information.  No representation or warranty by TURINCO contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to ARVANA pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule P, TURINCO does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule F, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by TURINCO or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  Neither TURINCO, nor any person acting on behalf of TURINCO has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of TURINCO, (ii) any customer, supplier or competitor of TURINCO or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for TURINCO, or (iii) any political party or any candidate for elective political office nor has any fund or other asset of TURINCO been maintained that was not fully and accurately recorded on the books of account of TURINCO.

(s)

Copies of Documents.  TURINCO has made available for inspection and copying by ARVANA and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents that it has filed with the Securities and Exchange Commission and all other governmental agencies which are material to the terms and conditions contained in this Agreement.  TURINCO has timely filed all reports, notices, forms and other documents, including registration statements, required by it to be filed with the Securities and Exchange Commission.  TURINCO is in compliance with the Sarbannes-Oxley Act of 2002 and the regulations promulgated thereunder.  Furthermore, all filings by TURINCO with the Securities and Exchange Commission, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of TURINCO or adversely affect the objectives of this Agreement with respect to ARVANA including, but not limited to, the issuance and subsequent trading of the shares of common stock of TURINCO to be received hereby, subject to compliance by the shareholders of ARVANA with applicable law.

(t)

Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(u)

Related Party Transactions.  No employee, officer or director of TURINCO or member of his or her immediate family is indebted to TURINCO, nor is TURINCO indebted (or committed to make loans or extend or guarantee credit) to any of them.  No member of the immediate family of any officer or director of TURINCO is directly or indirectly interested in any material contract with TURINCO.

(v)

Foreign Assets Control Regulations.  The issuance of the Shares by TURINCO will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, TURINCO (i) is not or will not become a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) does not knowingly engage or will not engage in any dealings or transactions, or be otherwise associated, with any such person.

(w)

Private Offering by TURINCO.  Neither TURINCO nor anyone acting on its behalf has offered the Shares of any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the shareholders of ARVANA, each of which has been offered the Shares in a private sale for investment.  Neither TURINCO nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance of the Shares to the registration requirements of Section 5 of the Securities Act.

4. Article

 REPRESENTATIONS AND WARRANTIES OF ARVANA

4.1

ARVANA and where applicable, each shareholder of ARVANA who executes this Agreement, hereby represents and warrants to TURINCO as follows:

(a)

ARVANA delivers to TURINCO, concurrent with the execution of this Agreement, the following:

(1)

Financial Statements.  Unaudited financial statements of ARVANA including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to June 30, 2005, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of ARVANA at the dates thereof. (Schedule AA)

(2)

Property.  An accurate list and description of all property, real or personal owned by ARVANA of a value equal to or greater than $1,000.00.  (Schedule BB)

(3)

Liens and Liabilities.  A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or affecting any of the assets listed on Schedule BB.  (Schedule CC.) A complete and accurate list of all debts, liabilities and obligations of ARVANA incurred or owing as of the date of this Agreement.  (Schedule CC.1.)

(4)

Leases and Contracts.  A complete and accurate list of all material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which ARVANA is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by ARVANA (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2004 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.  (Schedule DD.)

(5)

Loan Agreements.  Complete and accurate copies of all loan agreements and other documents with respect to obligations of ARVANA for the repayment of borrowed money, including a listing thereof.  (Schedule EE.)

(6)

Consents Required.  A complete list of all agreements wherein consent to the transaction herein contemplated is required; or where notice of such transaction is required at or subsequent to closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required.  (Schedule FF.)

(7)

Articles and Bylaws.  Complete and accurate copies of the Articles of Incorporation and Bylaws of ARVANA, together with all amendments thereto to the date hereof.  (Schedule GG.)

(8)

Shareholders.  A complete list of all persons or entities holding capital stock of ARVANA or any rights to subscribe for, acquire, or receive shares of the capital stock of ARVANA (whether warrants, calls, options, or conversion rights), including copies of all stock option plans whether qualified or nonqualified, and other similar agreements. (Schedule HH.)

(9)

Officers and Directors.  A complete and current list of all officers and Directors of ARVANA.  (Schedule II.)

(10)

Salary Schedule.  A complete and accurate list (in all material respects) of the names and the current salary or each present employee of ARVANA who received $1,000 or more in aggregate compensation from ARVANA whether in salary, bonus or otherwise, who is presently scheduled to receive from ARVANA a salary in excess of $1,000.00 during the fiscal year ending December 31, 2004, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.  (Schedule JJ.)

(11)

Litigation.  A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of ARVANA threatened, which may materially and adversely affect ARVANA. (Schedule KK.)

(12)

Tax Returns.  Accurate copies of all Federal and State tax returns for ARVANA for the last five fiscal years, if any.  (Schedule LL.)

(13)

Agency Reports.  Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by ARVANA under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) for the last five fiscal years.  (Schedule MM.)

(14)

A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which ARVANA has an account or safe deposit box, and (2) the names and addresses of all signatories.  (Schedule NN.)

(15)

Jurisdictions Where Qualified. A list of all jurisdictions wherein ARVANA is qualified to do business and is in good standing.  (Schedule OO.)

(16)

Subsidiaries.  A complete list of all subsidiaries of ARVANA. (Schedule PP.) The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, limited liability companies, joint ventures, or similar entities in which ARVANA has an interest, direct or indirect.

(17)

Union Matters.  An accurate list and description (in all material respects of union contracts and collective bargaining agreements of ARVANA, if any.  (Schedule QQ.)

(18)

Employee and Consultant Contracts.  A complete and accurate list of all employee and consultant contracts which ARVANA may have, other than those listed in the schedule on Union Matters.  (Schedule RR.)

(19)

Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of ARVANA in effect on the date hereof or to become effective after the date hereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.  (Schedule SS.)

(20)

Insurance Policies.  A complete and accurate list (in all material respects) and description of all material insurance policies naming ARVANA as an insured or beneficiary or as a loss payable payee or for which ARVANA has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by ARVANA regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming ARVANA as beneficiary covering the business activities of ARVANA.  (Schedule TT.)

(21)

Customers.  A complete and accurate list (in all material respects) of the customers of ARVANA, including all presently effective contracts of ARVANA to be assigned to ARVANA, accounting for the principal revenues of ARVANA, indicating the dollar amounts of gross revenues of each such customer for the period ended December 31, 2002.  (Schedule UU.)

(22)

Licenses and Permits.  A complete list of all licenses, permits and other authorizations of ARVANA.  (Schedule VV)

(b)

Organization, Standing and Power.  ARVANA is a corporation duly organized, validly existing and in good standing under the laws of Barbados with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

(c)

Qualification.  ARVANA is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations where in each jurisdiction the failure to qualify would have a material adverse effect on ARVANA or its business operations.

(d)

Capitalization of ARVANA.  The authorized capital stock of ARVANA consists of unlimited number of common shares of Common Stock, no stated par value per share, of which the only shares issued and outstanding are 4,500,000 shares issued to the shareholders listed on Schedule HH, which shares were duly authorized, validly issued and fully paid and nonassessable.  There are no preemptive rights with respect to the ARVANA stock.

(e)

Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of ARVANA.  This Agreement constitutes the valid and binding obligation of ARVANA, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.  This Agreement has been duly executed by ARVANA and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of ARVANA 's Articles of Incorporation or Bylaws or of any other agreement, contract, indenture, mortgage, license, note, bond, court order or instrument to which ARVANA is a party or by which it is bound.

(f)

Absence of Undisclosed Liabilities.  ARVANA has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the financial statements set forth in Schedule AA or otherwise disclosed in this Agreement or any of the Schedules or Exhibits attached hereto.

(g)

Absence of Changes.  Since June 30, 2005, there has not been any material adverse change in the condition (financial or otherwise), assets, properties, liabilities, earnings or business of ARVANA.

(h)

Tax Matters.  All taxes and other assessments and levies which ARVANA is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by ARVANA in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee's and employer's share) have been paid over to the government or placed in a separate and segregated bank account for such purpose.  There are no known deficiencies in income taxes for any periods and further, the representations and warranties as to absence of undisclosed liabilities contained in herein include any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by ARVANA income or business prior to the Closing Date.  Further, ARVANA has timely filed all federal, state and local tax returns it is required to file.  Each such return is complete and accurate.

(i)

Options, Warrants, etc.  Except as otherwise described in Schedule HH, there are no outstanding options, warrants, calls, convertible securities, commitments or agreements of any character to which ARVANA or its shareholders are a party or by which ARVANA or its shareholders are bound, or are a party, calling for the issuance of shares of capital stock of ARVANA or any securities representing the right to purchase or otherwise receive any such capital stock of ARVANA.  ARVANA has not declared and is not otherwise obligated to pay, any dividends whether in cash, stock or other property.

(j)

Title to Assets.  Except for liens set forth in Schedule CC, ARVANA is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

(k)

Agreements in Force and Effect.  Except as set forth in Schedules DD and EE, all material contracts, agreements, plans, promissory notes, bonds, indentures, mortgages, leases, policies, licenses, franchises or similar instruments to which ARVANA is a party are valid and in full force and effect on the date hereof, and ARVANA has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, bond, indenture, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations, properties or financial condition of ARVANA.

(l)

Legal Proceedings, Etc.  Except as set forth in Schedule KK, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or to the knowledge of ARVANA, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or operations of ARVANA. ARVANA has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

(m)

Governmental Regulation.  To the knowledge of ARVANA and except as set forth in Schedule KK, ARVANA is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, properties, operations or financial condition of ARVANA.

(n)

Broker and Finders.  ARVANA shall be solely responsible for payment to any broker or finder retained by ARVANA for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

(o)

Accuracy of Information.  No representation or warranty by ARVANA contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to TURINCO pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

(p)

Subsidiaries.  Except as listed in Schedule PP, ARVANA does not have any other subsidiaries or own capital stock representing ten percent (10%) or more of (i) the issued and outstanding stock of any other corporation, (ii) the interest in any partnership or joint venture, or (iii) the membership interests in any limited liability company.

(q)

Consents.  Except as listed in Schedule FF, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by ARVANA or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

(r)

Improper Payments.  No person acting on behalf of ARVANA has made any payment or otherwise transmitted anything of value, directly or indirectly, to (i) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of ARVANA, or (ii) any political party or any candidate for elective political office, nor has any fund or other asset of ARVANA been maintained that was not fully and accurately recorded on the books of account of ARVANA.

(s)

Copies of Documents.  ARVANA has made available for inspection and copying by TURINCO and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all material documents that it has filed with any governmental agency and that is material to the terms and conditions contained in this Agreement.  Furthermore, all filings by ARVANA with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the assets, properties, financial condition or operations of ARVANA or adversely affect the objectives of this Agreement.

(t)

Investment Intent of Shareholders.  Each shareholder of ARVANA represents and warrants to TURINCO that the shares of TURINCO being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

5. Article

INSPECTION

5.1

TURINCO and ARVANA confirm that they have provided the other party, including its representatives and agents, full access to the premises, books and records of each of the entities, and have furnished the other with such financial and operating data and other information including, but not limited to, copies of all legal documents and instruments referred to on any schedule or exhibit hereto, with respect to the business and properties of TURINCO or ARVANA, as the case may be, as the other from time to time request. However, such inspection shall not affect in any way whatsoever any of the representations or warranties given by the respective parties hereunder

6. Article

MATTERS SUBSEQUENT TO CLOSING

6.1

Covenant of Further Assurance.  The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.  TURINCO agrees to have filed with the Securities and Exchange Commission a Form 8-K within the prescribed period therein reflecting the terms of this transaction with a subsequent amendment thereto to be filed within the prescribed period to contain the required financial statements of ARVANA.

6.2

Covenant on Financial Statements. Within 60 days of the date of this Agreement, the Shareholders will ensure that ARVANA delivers to TURINCO, audited financial statements of ARVANA including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows from inception to June 30, 2005, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition of ARVANA at the dates thereof.

6.3

Covenant Regarding Issuance of Agent Commission.  TURINCO acknowledges that New Dominion Capital Group has assisted in the formation of ARVANA and is entitled to certain cash and share consideration for its services.  TURINCO agrees to assume the obligations that remain outstanding to New Dominion Capital Group and to complete all cash payments and share issuances as soon as reasonably practicable after the Closing.

6.4

Covenant Regarding Issuance to Consultant.  TURINCO acknowledges it has entered into certain consulting agreements and agrees to complete all share issuances and other payments due thereunder concurrent with the Closing.

7. Article

NATURE AND SURVIVAL OF REPRESENTATIONS

7.1

All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by TURINCO or ARVANA pursuant hereto, or otherwise adopted by TURINCO, by its written approval, or by ARVANA by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by TURINCO or ARVANA as the case may be.  All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations and until the discovery of any claim, loss, liability or other matter based on fraud, if longer.

8.Article

 MISCELLANEOUS

8.1

Construction.  This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada excluding the conflicts of laws.

8.2

Notices.  All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “TURINCO”	If to “ARVANA”
Turinco, Inc. 1981 East 4800 South, Suite 100 Salt Lake City, UT 84117	Arvana Networks, Inc. #3 The Brick House Bay Street St. Michael, Barbados
With copies to:	With copies to:
Cletha A. Walstrand, Esq 609 Judge Building 8 East Broadway Salt Lake City, UT 84111	Leo Raffin Lang Michener LLP 1500 – 1055 West Georgia St. P.O. Box 11117 Vancouver BC V6E 4N7

8.3

Amendment and Waiver.  The parties hereby may, by mutual agreement in writing signed by each party, amend this Agreement in any respect.  Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party which is entitled to the benefits thereof, such waiver right shall include, but not be limited to, the right of either party to:

(a)

Extend the time for the performance of any of the obligations of the other;

(b)

Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c)

Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d)

Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 8.3 shall be valid if authorized or ratified by the Board of Directors of such party.

8.4

Remedies not Exclusive.  No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.  The election of any one or more remedies by TURINCO or ARVANA shall not constitute a waiver of the right to pursue other available remedies.

8.5

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6

Benefit.  This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of TURINCO and ARVANA and its shareholders.

8.7

Entire Agreement.  This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

8.8

Expenses.  ARVANA shall bear all expenses incurred in connection with the negotiation, execution, closing, and performance of this Agreement, including counsel fees and accountant fees.

8.9

Captions and Section Headings.  Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TURINCO, INC.

ARVANA NETWORKS, INC.

By: /s/ Sir John Baring

By: /s/ Iain Drummond

Name: Sir John Baring

Name: Iain Drummond

Title:   President

Title:  President

Exhibit A

Shareholder Data and Acknowledgments

of

ARVANA NETWORKS, INC.

By execution below, each of the undersigned hereby approves the Agreement and Plan of Reorganization with Turinco, Inc. and undersigned hereby represents and warrants that the undersigned has read the Agreement and Plan of Reorganization with Turinco, Inc. and understands its terms and conditions.  By execution below, each of the undersigned acknowledges and agrees to the specified surrender of shares and directs that shares be issued as provided.

Shares to be Surrendered	Shares to be Issued	Recipient and Address
1,500,000	1,500,000	IP Horizon, LLC 808 Priscilla Street Salisbury, MD 21804 (Authorized Signatory)
1,067,000	1,067,000	Pensbreigh Holdings Ltd. Chancery House High Street Bridgetown, Barbados (Authorized Signatory)
300,000	300,000	David Troy Popvox, LLC 1424 Ridgeway East Arnold, MD 21012 (Signature) (by his agent, Altaf Nazerali)

120,000	120,000	Michael Jervis 1883 Parkway Boulevard Coquitlam, BC, Canada V3E 3L5 (Signature) (by his agent, Altaf Nazerali)
300,000	300,000

Yes Holdings Ltd.

C/o The Royal Bank of Canada Trust Co. (Jersey) Ltd.

P. O. Box 194, 19-21 Broad Street

St. Helier, Jersey, UK JE4 8RR

__________________________
(Authorized Signatory)
(by its agent, Altaf Nazerali)

500,000	500,000	Jose Augusto P. Moreira Alameda Argentina #406 – Alphaville 2 Barueri, Sao Paulo, Brazil CEP 06470-180 (Signature) (by his agent, Altaf Nazerali)
120,000	120,000	Ross Wilmot 13548 19th Avenue South Surrey, BC, Canada V4A 6B4 (Signature) (by his agent, Altaf Nazerali)

300,000	300,000	Iain Drummond 3307 West Sixth Avenue Vancouver, BC, Canada V6R 1T2 (Signature) (by his agent, Altaf Nazerali)
200,000	200,000	Ashish Anand #116-3495 Cambie Street Vancouver, BC , Canada V5Z 4R3 (Signature) (by his agent, Altaf Nazerali)
24,000	24,000	Jose Luiz Frauendorf Rua Pedroso Alvarenga, 505/132 Itaim-Bibi Sao Paulo, SP, Brazil 04531-011 (Signature) (by his agent, Altaf Nazerali)
24,000	24,000	Karen Engleson 1883 Parkway Boulevard Coquitlam, BC, Canada V3E 3L5 (Signature) (by her agent, Altaf Nazerali)

15,000	15,000	Silvia Comanescu #302-998 Thurlow Street Vancouver, BC, Canada V6E 1W6 (Signature) (by her agent, Altaf Nazerali)
15,000	15,000	Diane Dallyn 4250 Dundas Strees Burnaby, BC, Canada V5C 1B1 (Signature) (by her agent, Altaf Nazerali)
15,000	15,000	Linda Robertson 2754 Wyat Place North Vancouver, BC, Canada V7H 1K4 (Signature) (by her agent, Altaf Nazerali)

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

ISSUER:

Turinco, Inc. (Referred to hereinbelow as the “Company”)

SECURITY:

Common Stock, par value $.001

QUANTITY:

_______________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission (“SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)

I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)  I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited “broker's transaction” or in transactions directly with a “market maker,” and (iii) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE PURCHASER

____________________________________

Name: ______________________________

(Printed)

EXHIBIT C

ESCROW

Name	Total Shares Escrowed	Number of Shares Released on August 18, 2006	Number of Shares Released on August 18, 2007
David Troy	200,000	100,000	100,000
Michael Jervis	80,000	40,000	40,000
Ross Wilmot	60,000	30,000	30,000
Iain Drummond	150,000	75,000	75,000
Ashish Anand	133,334	66,667	66,667
Jose Luiz Frauendorf	16,000	8,000	8,000
Karen Engleson	16,000	8,000	8,000
Silvia Comanescu	10,000	5,000	5,000
Diane Dallyn	10,000	5,000	5,000
Linda Robertson	10,000	5,000	5,000